Federal ID#		% of voting shares	Insurer/ Non-Insurer
	Sun Life Financial Services of Canada, Inc.	100.00%	Non-Insurer
38-1082080 80802 (CN)	Sun Life Assurance Company of Canada (including the United States Branch)	100.00%	Insurer
	Spectrum Investment Management Limited	100.00%	Non-Insurer
	Sun Life Financial Quantitative Management Inc.	100.00%	Non-Insurer
	Sun Life Financial Advisory Services Inc.	100.00%	Non-Insurer
	IQON Financial Management Inc.	51.00%	Non-Insurer
	IQON Financial Inc.	100.00%	Non-Insurer
	IQON Insurance Brokerage Inc.	75.50%	Non-Insurer
	McLean Budden Limited	60.00%	Non-Insurer
	3060097 Nova Scotia Company	100.00%	Non-Insurer
	Sun Life of Canada Group Assurance Company	100.00%	Insurer
	Sun Life Financial Trust Inc.	100.00%	Non-Insurer
	258256 Holdings Limited	50.00%	Non-Insurer
	Sun Life Securities Inc.	100.00%	Non-Insurer
	T.E. Financial Consultants Ltd.	33.00%	Non-Insurer
	T.E. Investment Counsel Inc.	100.00%	Non-Insurer
	1245792 Ontario Inc.	100.00%	Non-Insurer
	The Stormont Electric Light & Power Company	100.00%	Non-Insurer
	The Glengarry and Stormont Railway Company	71.30%	Non-Insurer
	SECLON Inc.	30.00%	Non-Insurer
	seclonLogic inc.	30.00%	Non-Insurer
	279906 Ontario Limited	50.00%	Non-Insurer
	Panorama Apartments Ltd.	100.00%	Non-Insurer
	Riverside Terrace (Ottawa) Limited	100.00%	Non-Insurer
	S. & M. Developments Ltd.	100.00%	Non-Insurer
	169086 Canada Limited	100.00%	Non-Insurer
	Sun Life Financial Realty Advisors Inc.	100.00%	Non-Insurer
	Preferred Vision Services Inc.	20.00%	Non-Insurer
	Canadian Insurers Capital Corporation I	19.05%	Non-Insurer
	Canadian Insurers Capital Corporation II	21.43%	Non-Insurer
	Amaulico Fund Ltd.	100.00%	Non-Insurer
	Amaulico Ltd.	100.00%	Non-Insurer
	Sun Life (India) AMC Investments Inc.	100.00%	Non-Insurer
	Sun Life (India) Distribution Investments Inc.	100.00%	Non-Insurer
	Sun Life (India) Securities Investments Inc.	100.00%	Non-Insurer
	Sun Life Financial (Hungary) Investments Inc.	100.00%	Non-Insurer
	Sun Life Financial (India) Insurance Investments Inc.	100.00%	Non-Insurer
	Sun Life of Canada UK Holdings plc	100.00%	Non-Insurer
	Confederation U.K. Holdings Limited	100.00%	Non-Insurer
	Confederation Life Insurance Company (U.K.) Limited	100.00%	Insurer
	SLC Financial Services (U.K.) Limited	100.00%	Non-Insurer
	Confederation Mortgage Services (UK) Limited	100.00%	Non-Insurer
	Exeter Trust Insurance Services Limited	100.00%	Non-Insurer
	Sunexeter Limited	100.00%	Non-Insurer
	Confederation Property Services Limited	100.00%	Non-Insurer
	Sun Life of Canada (UK) Group Services Limited	100.00%	Non-Insurer
	Sun Life Assurance Company of Canada (U.K.) Limited	100.00%	Insurer
	Confederation Capital Corp. plc	100.00%	Non-Insurer
	Sun Life of Canada Independent Limited	100.00%	Non-Insurer
	Host Network Limited	100.00%	Non-Insurer
	Sun Life Financial of Canada Trustee Limited	100.00%	Non-Insurer
	Sun Life of Canada Nominees Limited	100.00%	Non-Insurer
	Sun Life Information Services Ireland Limited	100.00%	Non-Insurer
	Sun Life Financial (Hong Kong) Limited	100.00%	Insurer
	Sun Life of Canada International Assurance Limited	100.00%	Insurer
	Sun Life Assurance Company of Canada (Barbados) Limited	100.00%	Insurer
	Sun Life Inversiones S.A.	100.00%	Non-Insurer
	Administradora de Fondos de Pensiones Cuprum S.A.	31.72%	Non-Insurer
	PT Asuransi Sun Life Indonesia	80.00%	Insurer
	Sun Life (Hungary) Group Financing Limited Liability Company	100.00%	Non-Insurer
	Sun Life of Canada (U.K.) Overseas Investment Limited	100.00%	Non-Insurer
	Sun Life of Canada (Netherlands) B.V.	100.00%	Non-Insurer
	Sun Life of Canada (Philippines), Inc.	100.00%	Insurer
	Sun Life Asset Management Company, Inc.	100.00%	Non-Insurer
	Sun Life Financial Plans, Inc.	100.00%	Non-Insurer
	India Advantage Fund Limited	100.00% of Class C non voting shares	Non-Insurer
	Birla Sun Life Trustee Company Limited	50.00%	Non-Insurer
	Birla Sun Life Asset Management Company Limited	50.00%	Non-Insurer
	Birla Sun Life AMC (Mauritius) Limited	100.00%	Non-Insurer
	Birla Sun Life Distribution Company Limited	50.001%	Non-Insurer
	Birla Sun Life Securities Limited	49.00%	Non-Insurer
	Birla Sun Life Insurance Company Limited	26.00%	Insurer
04-3401283	Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.	100.00%	Non-Insurer
04-3526207	Sun Life Financial (Japan), Inc.	100.00%	Non-Insurer
	Sun Life Financial (U.S.) Holdings, Inc.	100.00%	Non-Insurer
	Liberty Securities Corporation	100.00%	Non-Insurer
	LSC Insurance Agency of Nevada, Inc.	100.00%	Non-Insurer
	LSC Insurance Agency of New Mexico, Inc.	100.00%	Non-Insurer
	LSC Insurance Agency of Arizona, Inc.	100.00%	Non-Insurer
	Independent Financial Marketing Group, Inc.	100.00%	Non-Insurer
	IFS Agencies, Inc.	100.00%	Non-Insurer
	IFS Insurance Agencies of Ohio, Inc.	100.00%	Non-Insurer
	IFS Agencies of Alabama, Inc.	100.00%	Non-Insurer
	IFS Agencies of New Mexico, Inc.	100.00%	Non-Insurer
	IFS Insurance Agencies of Texas, Inc. ***	100.00%	Non-Insurer
	IFMG of Oklahoma, Inc. ***	100.00%	Non-Insurer
	Sun Life Financial (U.S.) Investments LLC	100.00%	Non-Insurer
04-3401285	Sun Life of Canada (U.S.) Financial Services Holdings, Inc.	99.7%	Non-Insurer
04-2747644	Massachusetts Financial Services Company	85.2%	Non-Insurer
	MFS Institutional Advisors, Inc.	100.00%	Non-Insurer
	MFS Institutional Advisors (Australia) Ltd.	100.00%	Non-Insurer
	MFS Fund Distributors, Inc.	100.00%	Non-Insurer
	MFS International Ltd.	100.00%	Non-Insurer
	MFS International (U.K.) Ltd.	100.00%	Non-Insurer
	MFS International S.C. Ltda.	100.00%	Non-Insurer
	Vertex Investment Management, Inc.	100.00%	Non-Insurer
	MFS Retirement Services, Inc.	100.00%	Non-Insurer
	MFS Service Center, Inc.	100.00%	Non-Insurer
	MFS Heritage Trust Company	100.00%	Non-Insurer
	New England Streaming Media, LLC	86.00%	Non-Insurer
	MFS Investment Management (LUX) S.A.	100.00%	Non-Insurer
	MFS Original Research Advisers, LLC	100.00%	Non-Insurer
	MFS Original Research Partners, LLC	100.00%	Non-Insurer
	MFS Japan Holdings, LLC	50.00%	Non-Insurer
	MFS Investment Management K.K.	100.00%	Non-Insurer
04-3365782	Sun Life of Canada (U.S.) Holdings, Inc.	100.00%	Non-Insurer
04-3292937	Sun Canada Financial Co.	100.00%	Non-Insurer
04-6834556	Sun Life of Canada (U.S.) Capital Trust Ι	**	Non-Insurer
04-3365791	Sun Life of Canada (U.S.) Limited Partnership Ι	*	Non-Insurer
04-2461439 79065 DE	Sun Life Assurance Company of Canada (U.S.)	100.00%	Insurer
04-3365780	Sun Life of Canada (U.S.) Holdings General Partner, Inc.	100.00%	Non-Insurer
04-2845273 72664 NY	Sun Life Insurance and Annuity Company of New York	100.00%	Insurer
04-2470476	Sun Life of Canada (U.S.) Distributors, Inc.	100.00%	Non-Insurer
04-3270253	Sunesco Insurance Agency, Inc.	100.00%	Non-Insurer
04-2632710	Sun Benefit Services Company, Inc.	100.00%	Non-Insurer
	Sun Life Financial Services Limited	100.00%	Non-Insurer
04-3394396	Sun Life of Canada (U.S.) SPE 97-I, Inc	100.00%	Non-Insurer
04-2476246	Clarendon Insurance Agency, Inc.	100.00%	Non-Insurer
04-3132283	Sun Capital Advisers, Inc.	100.00%	Non-Insurer
02-0430860	Vision Financial Corporation	100.00%	Non-Insurer
	Sun Life Financial (U.S.) Finance, Inc.	100.00%	Non-Insurer
	Keyport Life Insurance Company	100.00%	Insurer
	Keyport Ltd.	100.00%	Insurer
	Keyport Financial Services Corp.	100.00%	Non-Insurer
	Keyport Benefit Life Insurance Company	100.00%	Insurer
	Independence Life and Annuity Company	100.00%	Insurer

*

The sole general partner of Sun Life of Canada (U.S.) Limited Partnership I (the "Limited Partnership") is Sun Life of Canada (U.S.) Holdings General Partner, Inc. (the "General Partner"). The Gerneral Partner holds approximately 10% of the economic interest in Limited Partnership, while Sun Life of Canada (U.S.) Capital Trust I holds approximately 90% of the economic interest in the Limited Partnership.

**

Sun Life of Canada (U.S.) Holdings, Inc. owns 100% of the common undivided beneficial ownership interests in the assets of the Sun Life of Canada (U.S.) Capital Trust I, a statutory business trust organized in Delaware.

***

Pursuant to State Law, shares must be held by individuals, all of whom are officers of Independent Financial Marketing Group, Inc. or the entity in question, or both. If any of these individuals ceases to be so employed, the shares revert to the company at issue.